February 24, 2017
Hamilton Lane Incorporated
One Presidential Blvd., 4th Floor
Bala Cynwyd, PA 19004

Ladies and Gentlemen:
We have acted as counsel to Hamilton Lane Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-215846) (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed registration by the Company of up to 13,656,250 shares of Class A common stock, par value $0.001 per share, of the Company (“Common Stock”), including 1,781,250 shares of Common Stock to cover the underwriters’ option to purchase additional shares of Common Stock. The shares of Common Stock to be sold by the Company identified in the Registration Statement are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance.”
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.1 to the Registration Statement, filed with the Commission on February 14, 2017, to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares, (ii) the Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement, filed with the Commission on February 14, 2017, (iii) the Underwriting Agreement to be entered into by and among the Company and underwriters named therein, the form of which is filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), filed with the Commission on February 14, 2017, and (iv) the Registration Statement, together with the exhibits filed as a part thereof.
For purposes of this opinion, we have assumed the authenticity of documents submitted to us as originals, the conformity to authentic originals of documents submitted to us as copies and the accuracy and completeness of all corporate records and other documents made available to us by the Company. We have also assumed the legal capacity of all natural persons and the genuineness of signatures. We have relied as to certain factual matters upon certificates of public officials and statements and representations of officers and other representatives of the Company.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Charter

Hamilton Lane Incorporated
February 24, 2017

is filed with the Secretary of State of the State of Delaware and (ii) the Registration Statement becomes effective under the Act, the Shares will have been duly authorized by all necessary corporate action of the Company, and when issued and delivered pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor as provided therein, the Shares will be validly issued, fully paid and nonassessable.
This opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.
This opinion is furnished to you in connection with the filing of the Registration Statement. It is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
Very truly yours,
/s/ Drinker Biddle & Reath LLP